                             SUB-ADVISORY AGREEMENT

AGREEMENT  made as of the 20th day of August,  2004,  by and  between  AssetMark
Investment  Services,  Inc., a California  corporation (the "Advisor"),  and AEW
MANAGEMENT   AND   ADVISORS,   L.P.,  a  Delaware   limited   partnership   (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers  Act") and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment  Advisory  Agreement dated May 11, 2001 (the "Advisory
Agreement")  with AssetMark  Funds (the  "Trust"),  a Delaware  statutory  trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"),  currently consisting of several separate series of shares,  each having its own  investment  objectives  and  policies and which is authorized to create more series; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires to retain  Sub-Advisor  to assist it in the provision of a continuous  investment program for that portion of one or more of the Trust's  series' (each a "Fund") assets which the Advisor will assign to the
Sub-Advisor (the "Sub-Advisor Assets"), and the Sub-Advisor is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1.  Appointment as Sub-Advisor.  The Advisor hereby retains the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees  of, the Trust and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such employment.  In such capacity,  the  Sub-Advisor  shall be  responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same skill and care in performing its services under this Agreement as the  Sub-Advisor  exercises in  performing  similar  services with respect to
other   fiduciary   accounts   for  which   the   Sub-Advisor   has   investment
responsibilities.

     2. Duties of Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees,  subject to the stated investment  objectives,  policies and restrictions  of each  Fund as set  forth  in such  Fund's  prospectus  and
     statement  of  additional   information  as  currently  in  effect  and  as
     supplemented or amended from time to time (collectively  referred to as the
     "Prospectus")  and subject to the directions of the Advisor and the Trust's
     Board  of  Trustees,  to  purchase,  hold  and  sell  investments  for  the
     Sub-Advisor  Assets and to monitor on a continuous basis the performance of the Sub-Advisor  Assets. In providing these services,  the Sub-Advisor will conduct a continual program of investment,  evaluation and, if appropriate, sale and  reinvestment  of the  Sub-Advisor  Assets.  The Advisor agrees to provide the Sub-Advisor information concerning a Fund, its assets available or to become  available for investment,  and generally as to the conditions of a Fund's or the Trust's affairs.

          (b) Compliance with Applicable  Laws and Governing  Documents.  In the performance  of its  duties  and  obligations  under  this  Agreement,  the
     Sub-Advisor  shall with respect to  Sub-Advisor  Assets,  act in conformity with the Trust's Declaration of Trust and By-Laws, the Prospectus(es),  and
     with the instructions  and directions  received in writing from the Advisor or the  Trustees  of the  Trust and will  conform  to and  comply  with the requirements  of the 1940 Act, the Advisers Act, the Internal  Revenue Code
     of 1986,  as amended (the  "Code"),  and all other  applicable  federal and state laws and regulations. The Advisor will provide the Sub-Advisor with a copy of the  minutes of the  meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Sub-Advisor,  and with the copies of any  financial  statements  or reports made by a Fund to its  shareholders,  and any  further  materials  or  information  which the
     Sub-Advisor  may  reasonably  request to enable it to perform its functions under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice,  in  writing,  of any  change  in a Fund's  investment  objectives, policies and restrictions as stated in the Prospectus,  and the Sub-Advisor shall,  in the  performance  of  its  duties  and  obligations  under  this
     Agreement,  manage the  Sub-Advisor  Assets  consistent  with such changes,
     provided  the   Sub-Advisor   has   received   such  prior  notice  of  the
     effectiveness of such changes from the Trust or the Advisor. In addition to such  notice,  the Advisor  shall  provide to the  Sub-Advisor  a copy of a modified  Prospectus  reflecting such changes.  The Sub-Advisor will at all
     times  be  in  compliance  with  all  disclosure   requirements  under  all
     applicable federal and state laws and regulations  relating to the Trust or a Fund with respect to the  Sub-Advisor  Assets,  and as to the accuracy of material information  furnished in writing by the Sub-Advisor to the Trust, to the Fund or to the Advisor specifically for inclusion in the Prospectus.
     The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner,
     in  writing,   such  information   relating  to  the  Sub-Advisor  and  its
     relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

          The Advisor shall provide the Sub-Advisor with complete copies of each
     Registration Statement,  Application for Exemptive Relief, No Action Relief
     or any Order or Response  thereafter  made with the Securities and Exchange
     Commission  or the  Internal  Revenue  Service  with  respect to the Trust,
     Sub-Advisor  Assets,  or any Fund which has  Sub-Advisor  Assets,  promptly after each filing is made.

          (c) Voting of Proxies.  The Sub-Advisor  shall have the power to vote, either  in  person or by proxy,  all  securities  in which the  Sub-Advisor
     Assets may be invested from time to time, and shall not be required to seek instructions  from the Advisor,  the Trust or a Fund. At the request of the
     Trust, the Sub-Advisor shall provide its  recommendations  as to the voting of such proxies. If both the Sub-Advisor and another entity managing assets of a Fund have  invested in the same  security,  the  Sub-Advisor  and such other  entity  will each  have the power to vote its pro rata  share of the security.

          (d) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided that, the Sub-Advisor's  actions in executing such documents shall comply  with  federal  and state  rules  and  regulations  and the  Trust's governing documents.  The Sub-Advisor agrees to provide the Advisor and the
     Trust with copies of any such agreements  intended to be executed on behalf of the Advisor or the Trust, prior to the execution thereof.

          (e)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment determinations for a Fund either directly with the issuer or with any broker or dealer.  In executing  portfolio  transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on  behalf  of a Fund  the best  overall  execution  available.  In assessing  the  best  overall  terms  available  for any  transaction,  the
     Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security,  the financial  condition and execution  capability of the broker or dealer, and the  reasonableness  of the  commission,  if any,  both  for  the  specific transaction and on a continuing basis. In evaluating the best overall terms available,  and in  selecting  the  broker-dealer  to execute a  particular transaction  the  Sub-Advisor  may also consider the brokerage and research services  (as those  terms are defined in Section  28(e) of the  Securities
     Exchange Act of 1934, as amended)  provided to a Fund and/or other accounts
     over  which  the  Sub-Advisor  may  exercise  investment  discretion.   The
     Sub-Advisor  is  authorized,  subject to the prior  approval of the Trust's
     Board of Trustees, to pay to a broker or dealer who provides such brokerage and research  services a commission  for executing a portfolio  transaction for any of the Funds that is in excess of the amount of commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer ,  viewed in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. In addition,  the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio  securities to brokers or dealers  (including brokers and dealers that are affiliated with the Advisor,  the Sub-Advisor, or the  Trust's  principal  underwriter)  to take into  account the sale of shares of the Trust if the  Sub-Advisor  believes  that the  quality of the transaction  and the  commission  are comparable to what they would be with other qualified firms.

          (f) Securities Transactions.  In no instance, however, will any Fund's portfolio  securities  be  purchased  from  or  sold  to the  Advisor,  the
     Sub-Advisor, the Trust's principal underwriter, or any affiliated person of either the Trust,  the Advisor,  the  Sub-Advisor or the Trust's  principal underwriter,  acting as principal in the transaction,  except to the extent permitted by the SEC and the 1940 Act.

          The   Sub-Advisor,   including  its  Access  Persons  (as  defined  in
     subsection  (e) of Rule 17j-1  under the 1940 Act),  agrees to observe  and comply with Rule 17j-1 and its Code of Ethics  (which  shall  comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual  basis,  the  Sub-Advisor  will comply with the reporting  requirements  of  Rule  17j-1,  which  may  include  either  (i)
     certifying to the Advisor that the  Sub-Advisor and its Access Persons have complied  with  the  Sub-Advisor's  Code  of  Ethics  with  respect  to the
     Sub-Advisor  Assets, or (ii) identifying any violations which have occurred with respect to the  Sub-Advisor  Assets and (iii)  certifying  that it has adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating  the  Sub-Advisor's  Code of Ethics.  The  Sub-Advisor  will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

          (g)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under the 1940 Act which are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust on request.  The Sub-Advisor  further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act.

          (h) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor  also will  inform the  Advisor in a timely  manner of material changes in portfolio  managers  responsible  for  Sub-Advisor  Assets,  any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  Upon reasonable  request,  the
     Sub-Advisor will make available its officers and employees to meet with the
     Trust's Board of Trustees to review the Sub-Advisor Assets.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the
     "Securities Act") and any federal or state securities laws, and any rule or regulation thereunder.

          (i) Custody  Arrangements.  The Sub-Advisor shall on each business day provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (j) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Expenses.  During the term of this Agreement,  Sub-Advisor  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the costs of securities, commodities and other investments (including brokerage  commissions  and other  transaction  charges,  if any)  purchased  or otherwise acquired, or sold or otherwise disposed of for a Fund. The Sub-Advisor shall, at its sole expense,  employ or associate  itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under  this  Agreement.  The  Trust or the  Advisor,  as the case may be,  shall reimburse the Sub-Advisor for any expenses as may be reasonably  incurred by the
Sub-Advisor,  at the  request  of and on  behalf of a Fund or the  Advisor.  The
Sub-Advisor  shall  keep and  supply  to the Trust  and the  Advisor  reasonable records of all such expenses.

     5.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     6.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  Advisor under the
     Advisers Act;

          (b) The  Sub-Advisor  is a  limited  partnership  duly  organized  and validly existing under the laws of the state of Delaware, with the power to own and  possess  its assets and carry on its  business  as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized and no action by or in respect of, or filing with, any  governmental  body, agency or  official  is  required  on the part of the  Sub-Advisor  for the execution,  delivery and  performance by the Sub-Advisor of this Agreement, and the  execution,  delivery and  performance  by the  Sub-Advisor of this
     Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or regulation,  (ii) the  Sub-Advisor's  governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV.

     7.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation,   (ii)  the  Advisor's  governing  instruments,  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d) The Form ADV of the Advisor as provided  to the  Sub-Advisor  is a true and complete copy of the form as currently  filed with the SEC and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading;

          (e) The Advisor  shall  provide to the  Sub-Advisor a complete copy of each amendment to its for ADV.

          (f)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement; and

          (g) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     8. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 6 and 7,  respectively,  shall  survive for the duration of this  Agreement  and the  parties  hereto  shall  promptly  notify each other in writing  upon  becoming  aware  that any of the  foregoing  representations  and warranties are no longer true.

     9. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or  negligence in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations and duties hereunder,  except  as  may  otherwise  be  provided  under  provisions  of applicable state law which cannot be waived or modified hereby.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons for any  liability and expenses,  including  reasonable  attorneys'
     fees,  which  the  Advisor,  the  Trust  or a  Fund  and  their  respective affiliates  and  controlling  persons  may  sustain  as  a  result  of  the
     Sub-Advisor's  willful  misfeasance,   bad  faith,   negligence,   reckless
     disregard  of  its  duties   hereunder  or  violation  of  applicable  law.
     Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify  the  Advisor,  the Trust  and each  Fund,  and their  respective
     affiliates  and  controlling   persons  for  any  liability  and  expenses,
     including  reasonable  attorneys' fees, to which they may be subjected as a result  of  their  reliance  upon  and  use of the  historical  performance calculations  provided  by the  Sub-Advisor  concerning  the  Sub-Advisor's composite account data or historical  performance  information on similarly managed  investment  companies  or accounts,  except that the Advisor,  the
     Trust and each Fund and their respective affiliates and controlling persons shall  not be  indemnified  for a loss  or  expense  resulting  from  their negligence  or  willful  misconduct  in using  such  numbers,  or for their
     failure  to  conduct   reasonable   due  diligence  with  respect  to  such
     information.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons,  for any liability and expenses,  including reasonable attorneys'  fees,  howsoever  arising  from,  or in  connection  with,  the
     Advisor's  breach of this Agreement or its  representations  and warranties herein or a  violation  of  applicable  law;  provided,  however,  that the
     Sub-Advisor  shall not be  indemnified  for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith, negligence,  reckless disregard of its duties hereunder or violation of applicable law.

     10. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect  from the date of  execution  or,  if  later,  the date the  initial capital to a series of the Trust is first provided (the "Effective Date."), until two years from the Effective Date, and thereafter, for periods of one year so long as such  continuance  thereafter is  specifically  approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not  interested  persons  of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and
     (b) by the  Trustees  of the  Trust,  or by the vote of a  majority  of the outstanding  voting  securities  of each Fund  (except  as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC).
     The  foregoing   requirement   that   continuance   of  this  Agreement  be
     "specifically  approved at least  annually"  shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Advisor,  in each case,  on not less than 30 days nor more than 60 days written  notice to the  Sub-Advisor,  or
     (2) by any  party  hereto  immediately  upon  written  notice  to the other parties in the event of a breach of any provision to this  Agreement by any of the parties,  or (3) by the  Sub-Advisor at any time without the payment of any  penalty,  on not less  than 30 days nor more  than 60 days  written notice to the Advisor and the Trust.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule,
     Exemptive Relief, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a  proposed  change in  control of the  Sub-Advisor  which  would act to terminate this Agreement, if a vote of shareholders to approve continuation of this  Agreement  is at that time  deemed by  counsel  to the Trust to be required  by the  1940 Act or any rule or  regulation  thereunder  (and the
     Sub-Advisor  desires  to proceed  with such  vote),  Sub-Advisor  agrees to assume all reasonable costs associated with soliciting  shareholders of the
     appropriate  Fund(s)  of  the  Trust,  to  approve   continuation  of  this
     Agreement.  Such expenses may include the costs of preparation  and mailing of a proxy statement, and of soliciting proxies.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     11.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board  of  Trustees  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     12.  Confidentiality.  Subject to the duties of the Advisor, the Trust (and each Fund),  and the Sub-Advisor to comply with  applicable  law,  including any demand of any regulatory or taxing  authority having  jurisdiction,  the parties hereto shall treat as confidential all information  pertaining to a Fund and the actions  of the  Sub-Advisor,  the  Advisor,  the  Trust,  and a Fund in respect thereof.  In  accordance  with  Section  248.11  of  Regulation  S-P  (  17  CFR
248.1-248.30),   Sub-Advisor  will  not  directly,   or  indirectly  through  an
affiliate, disclose any non-public personal information,  except as permitted or required  by law , as  defined  in Reg.  S-P,  received  from  the  Trust or the
Advisor,  regarding any  shareholder,  to any person that is not affiliated with the  Trust  or with  Sub-Advisor,  and,  provided  that,  any  such  information disclosed to an affiliate of Sub-Advisor  shall be under the same limitations on non-disclosure.

     13.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

                  (a)      If to the Advisor:
                           AssetMark Investment Services, Inc.
                           2300 Contra Costa Blvd., Suite 425
                           Pleasant Hill, CA 94523-3967
                           Attn:  Carrie E. Hansen

                  (b)      If to the Sub-Advisor:
                           AEW Management and Advisors, L.P.
                           World Trade Center East
                           Two Seaport Lane
                           Boston, MA 02210-2021
                           Attn:  General Counsel

     14. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     15. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     16. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     17. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                    ADVISOR
                                    ASSETMARK INVESTMENT SERVICES, INC.

                                    By:__________________________________
                                    Name: Ronald D. Cordes
                                    Title: Chairman of the Board

                                    SUB-ADVISOR
                                    AEW MANAGEMENT AND ADVISORS, L.P.

                                    By:__________________________________
                                    Name:  James J. Finnegan
                                    Title:   General Counsel

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                      AND AEW MANAGEMENT AND ADVISORS, L.P.

                            Effective August 20, 2004

                      AssetMark Real Estate Securities Fund

                                  FEE SCHEDULE

         ASSETS                                      COMPENSATION
         ------                                      -------------
         All Assets                                     40 bps

                                    EXHIBIT B

                        AEW MANAGEMENT AND ADVISORS, L.P.

                                    FORM ADV

                                 (Please attach)